Exhibit 99.1

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-24-16

THE GEO GROUP ANNOUNCES EXTENSION OF EXCHANGE OFFER

Boca Raton, Fla. – July 17, 2024 – The GEO Group (NYSE: GEO) (“GEO” or the “Company”) announced today that it has extended its offers to exchange (the “Exchange Offer”) (i) up to $650.0 million aggregate principal amount of registered 8.625% Senior Secured Notes due 2029 (the “Secured Exchange Notes”) for any and all of its $650.0 million aggregate principal amount of unregistered 8.625% Senior Secured Notes due 2029 that were issued in a private placement on April 18, 2024 (the “Secured Original Notes”), and (ii) up to $625.0 million aggregate principal amount of registered 10.250% Senior Notes due 2031 (the “Unsecured Exchange Notes” and, together with the Secured Exchange Notes, the “Exchange Notes”) for any and all of its $625.0 million aggregate principal amount of unregistered 10.250% Senior Notes due 2031 that were issued in a private placement on April 18, 2024 (the “Unsecured Original Notes” and, together with the Secured Original Notes, the “Original Notes”).

The Exchange Offer, which was previously scheduled to expire at 5:00 p.m., New York City time, on July 16, 2024, will now expire at 5:00 p.m., New York City time, on July 23, 2024, unless earlier terminated or extended by the Company (such date and time, including any extension, the “Expiration Date”). Any Original Notes tendered may be withdrawn at any time prior to the Expiration Date, but not thereafter (the “Withdrawal Deadline”). Except for the extension of the Expiration Date and Withdrawal Deadline, all other terms of the Exchange Offer remain in full force and effect.

As of 5:00 p.m., New York City time, on July 16, 2024, which was the previous expiration date for the Exchange Offer, the aggregate principal amount of the Original Notes validly tendered and not validly withdrawn, as advised by D.F. King & Co., Inc., the Exchange Agent for the Exchange Offer, was as set forth in the table below:

Title of Notes to be Tendered	CUSIP Number	Aggregate Principal Amount Outstanding	Principal Amount Tendered	Approximate Percentage of Notes Tendered
8.625% Senior Secured Notes due 2029	144A: 36162J AE6 Reg S: U32352 AF0	$650,000,000	$649,567,000	99.93%
10.250% Senior Notes due 2031	144A: 36162J AF3 Reg S: U32352 AG8	$625,000,000	$624,032,000	99.85%

— More —

Contact: Pablo E. Paez                          (866) 301 4436

    Executive Vice President, Corporate Relations

The terms and conditions of the Exchange Offer are described in the Prospectus, dated June 14, 2024 and the Prospectus Supplement, dated June 27, 2024, which forms a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 31, 2024 and declared effective on June 13, 2024 (the “Registration Statement”). The Expiration Date for the Exchange Offer is being extended to provide time for remaining outstanding Original Notes to be tendered for exchange. The Exchange Offer is not conditioned upon any minimum amount of Original Notes being tendered. Subject to applicable law, the Company may waive certain other conditions applicable to the Exchange Offer or extend, terminate or otherwise amend the Exchange Offer in its sole discretion.

This news release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to participate in the Exchange Offer, nor shall there be any sale of the Exchange Notes or exchange of the Original Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offer is being made solely pursuant to the Registration Statement. Copies of the Registration Statement and related prospectus can be obtained without charge by visiting the SEC website at www.sec.gov; by contacting D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005; by calling toll-free at (800) 848-3405; or by e-mail at geo@dfking.com.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to, risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K, 10-Q, and 8-K reports. GEO disclaims any obligation to update or revise any forward-looking statements, except as required by law.

- End –

Contact: Pablo E. Paez                          (866) 301 4436

    Executive Vice President, Corporate Relations